UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 10, 2014
Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 10, 2014, Lucas Energy, Inc. (the “Company”) entered into and affected the transactions contemplated by an Assignment, Bill of Sale and Conveyance with a third party pursuant to which such third party purchased the Company’s 100% working interest in certain oil and gas leases and wells/wellbores located in Madison County, Texas for an aggregate of $700,000.  The cash transaction includes the sale of approximately 450 net mineral acres primarily in the Buda and Glen Rose formations.  Pursuant to the acquisition terms, the third party also agreed to assume plugging liability for certain wells under certain circumstances following the closing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective October 10, 2014, Ken Daraie, W. Andrew Krusen, Jr. and Ryan J. Morris each resigned as members of the Board of Directors (the “Board”) of the Company.  Mr. Daraie served as the Chairman of the Board, Chairman of the Audit Committee, Member of the Compensation Committee and Member of the Nominating and Corporate Governance Committee at the time of his resignation.  Mr. Krusen served as Chairman of the Compensation Committee at the time of his resignation.  Mr. Morris served as Chairman of the Compensation and Nominating Committee and a Member of the Compensation Committee at the time of his resignation.

Neither Mr. Daraie, Mr. Krusen nor Mr. Morris, resigned from the Board in connection with a disagreement with the Company.  The Company thanks Mr. Daraie, Mr. Krusen and Mr. Morris for their services.

As a result of the resignations, the Board of Directors of the Company currently consists of Anthony C. Schnur (also the Chief Executive Officer and Interim Chief Financial Officer), J. Fred Hofheinz and Fred S. Zeidman.  Mr. Hofheinz and Mr. Zeidman are considered independent directors under applicable rules.

Effective in connection with the resignations above, Fred S. Zeidman was appointed to the Nominating and Corporate Governance Committee of the Board, joining J. Fred Hofheinz on such committee, and J. Fred Hofheinz was appointed to the Compensation Committee of the Board, joining Fred S. Zeidman on such committee.  Mr. Zeidman was also appointed as the Chairman of the Audit Committee.  Mr. Zeidman is financially sophisticated and qualifies as an audit committee financial expert under applicable rules.

The Board intends to conduct a search to fill the vacancies created by the resignations described above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO. 99.1**	DESCRIPTION Press Release dated October 14, 2014

** Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: October 14, 2014

EXHIBIT INDEX

EXHIBIT NO. 99.1**	DESCRIPTION Press Release dated October 14, 2014

** Furnished herewith.